Exhibit 99.1

PRESS RELEASE

Sutherland Asset Management Corporation Announces Sale and Issuance of $75.0 Million Senior Secured Notes Due 2022

NEW YORK, NY, February 13, 2017 – Sutherland Asset Management Corporation (the “Company”) (NYSE: SLD) announced today that ReadyCap Holdings, LLC (“ReadyCap”), an indirect wholly-owned subsidiary of the Company, issued $75.0 million in aggregate principal amount of its 7.50% Senior Secured Notes due 2022 (the “Notes”). Keefe, Bruyette & Woods, A Stifel Company, Incapital LLC and Sandler O’Neill & Partners, L.P. acted as joint book-running managers of the offering.

“We are pleased to raise additional capital to pursue our small balance commercial loan (“SBC loan”) origination and acquisition strategies,” said Thomas Capasse, the Chief Executive Officer of the Company.

The Notes are senior secured obligations of ReadyCap. Payments of the amounts due on the Notes are fully and unconditionally guaranteed (the “Guarantees”) by the Company, Sutherland Partners, L.P. (the “Operating Partnership”), Sutherland Asset I, LLC (the “Direct Parent”) and ReadyCap Commercial, LLC, a wholly-owned subsidiary of ReadyCap (“RCC,” and together with the Company, the Operating Partnership and the Direct Parent, the “Guarantors,” and each a “Guarantor”).

Interest on the Notes is payable semiannually on each February 15 and August 15, beginning on August 15, 2017. The Notes will mature on February 15, 2022, unless redeemed or repurchased prior to such date.

ReadyCap may redeem the Notes prior to November 15, 2021, at its option, in whole or in part at any time and from time to time, at a price equal to 100% of the outstanding principal amount thereof, plus the applicable “make-whole” premium as of, and unpaid interest, if any, accrued to, the redemption date.

On and after November 15, 2021, ReadyCap may redeem the Notes, at its option, in whole or in part at any time and from time to time, at a price equal to 100% of the outstanding principal amount thereof plus unpaid interest, if any, accrued to the redemption date.

ReadyCap’s and the Guarantors’ respective obligations under the Notes and the Guarantees are secured by a perfected first-priority lien on the capital stock of ReadyCap and RCC and certain other assets owned by certain of the Company’s subsidiaries.

The net proceeds of the offering are intended to be used to acquire and originate new assets for general business purposes.

The Notes were offered only to (1) qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (2) institutional investors that qualify as accredited investors, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and (3) non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Sutherland Asset Management Corporation

Sutherland Asset Management Corporation (NYSE: SLD) is a REIT that originates, acquires, finances, services and manages SBC loans and Small Business Administration loans.  The Company originates SBC and SBA loans through its ReadyCap subsidiaries and residential mortgages through its GMFS subsidiary.  The Company is externally managed and advised by Waterfall Asset Management, LLC.

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s registration statement on Form S-4 filed on August 26, 2016 (File No. 333-211251) and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Bevin Black
Waterfall Asset Management, LLC
212-257-4629